Exhibit 2.3

SHARE PURCHASE AGREEMENT

THIS AGREEMENT is dated for reference this 19th day of May, 2005,

BETWEEN:

Global-Wide Publication Ltd. (Global) a Company incorporated pursuant to the laws of the State of Nevada, USA, having an office at suite 323, 595 Howe Street, Vancouver, British Columbia, Canada, V6C 2T5.

OF THE FIRST PART

AND:

Robert Hoegler, (“Hoegler”) doing business at suite 604, 7060 Granville Ave., Richmond, British Columbia, Canada, V6Y 3W5.

OF THE SECOND PART

WHEREAS:

A.	Hoegler is the beneficial and registered owner of 2,400,000 (two million four hundred thousand) common shares in the capital stock of Global (the “shares”)

B.	Global has signed a memorandum of terms and conditions in relation to a proposed merger (the “Merger”) with ViaSpace Technology LLC, (“ViaSpace”) a California technology company that develops hardware and software products

C.	Global is contemplating the execution of a formal Reverse Triangular Merger Agreement with ViaSpace

D.	Global has approved, and completing, a forward split of its capital stock on a 1:6 basis such as one “old” share will be converted to six “new” shares (the “Forward Split”) prior to or concurrently with the closing of the Merger with ViaSpace

E.	Hoegler is desirous to sell, assign and transfer the shares to Global and Global wishes to purchase the shares for cancellation upon the following terms;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual agreements and covenants herein contained, the parties hereby covenant and agree as follows:

1. GLOBAL’ S REPRESENTATIONS

Global hereby makes the following representations and warranties to Hoegler, each of which is true and correct on the date hereof and will be true and correct on the Closing Date, each of which shall be unaffected by any investigation made by Hoegler and shall survive the Closing Date:

(a)	The authorized capital of Global, prior to the Forward Split, consists of 70,000,000 common shares at par value of US $0.001 per shares of which 6,300,000 common shares are fully paid and non-assessable and 5,000,000 preferred shares at a par value of US$0.001 per share of which none is issued and outstanding.

(b)	There are no outstanding or authorized options, dividends, warrants, agreements, subscriptions, calls, demand or rights of any character relating to the capital stock of Global, whether or not issued, including, without limitation, securities convertible into or evidencing the right to purchase any securities of Global;

(b)	Global is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own its property and operate its business as and where it is now being conducted;

(c)	Global is duly licensed or qualified and in good standing in the State of Nevada,

2. HOEGLER’S REPRESENTATION

a.	Hoegler is the beneficial and registered owner of the shares and has good and marketable title to all of the shares’ interest

b.	The shares are clear of all mortgages, liens, pledges, charges, claims, leases, restrictions or encumbrances of any nature whatsoever, and subject to no restrictions with respect to transferability other than applicable United States Securities and Exchange Commission Rule 144 restrictions

c.	Hoegler has not given a power of attorney, in respect to the shares, which is currently in effect, to any person, firm or corporation for any purpose whatsoever;

d.	Hogler has not entered into any other agreement or granted any option to sell or otherwise transfer any of the shares;

e.	There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body involving the shares

3. SALE OF SHARES

On the Closing Date, upon the terms and conditions herein set forth, the Global agrees to purchase a 100% undivided right, title and interest in and to the Shares in consideration of Hoegler delivering to Global share certificates, accompanied by duly executed Irrevocable Powers of Attorney to transfer stock certificate, representing a total of 2,400,000 common shares in the capital of Global registered and beneficially owned by the Hoegler.

4. CLOSING

This share purchase agreement shall be closed at the office of Global at 12:00 A.M. (Vancouver time) on June 22, 2005 or on such other date or at such other place as may be agreed upon by the parties (the “Closing Date”) concurrent with, or subsequent to, the execution of the formal reverse triangular agreement between Global and ViaSpace.

5. CONSIDERATION

On closing, Global shall deliver to Hoegler, or his assignees, a certified check, money order or bank draft in the amount of $24,000 (twenty four thousand) in United States dollars in consideration for the transfer, assignment and sale of 100% interest in the shares.

6. CONDITIONS PRECEDENT TO HOEGLER’S OBLIGATIONS

Each and every obligation of Hoegler to be performed on the Closing Date shall be subject to the satisfaction by the Closing Date of the following conditions, unless waived in writing by Hoegler:

(a)	The representations and warranties made by Global in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given by the Closing Date;

(b)	Global shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with by the Closing Date;

(c)	Global shall have provided Hoegler with the opportunity to review all of Global’s relevant records and Hoegler shall be satisfied with such review;

(d)	Global shall have obtained the necessary consent of its shareholders to effect the transactions contemplated herein;

7. CONDITIONS PRECEDENT TO GLOBAL’S OBLIGATIONS

Each and every obligation of Global to be performed on the Closing Date shall be subject to the satisfaction by the Closing Date of the following conditions, unless waived in writing by the Global:

(a)	The representations and warranties made by Hoegler in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given by the Closing Date;

(b)	Hoegler shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with by him by the Closing Date;

8. FURTHER ASSURANCES

The parties hereto covenant and agree to do such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.

9. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject of this Agreement.

10. NOTICE

10.1 Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered by hand to either party at their respective addresses first noted above.

10.2 Either party may time to time by notice in writing change its address for the purpose of this section.

11. TIME OF ESSENCE

Time shall be of the essence of this Agreement.

12. TITLES

The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

13. SCHEDULES

The schedules attached to this Agreement are incorporated into this Agreement by reference and are deemed to be part hereof.

14. SEVERABILITY

If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdictions, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

15. APPLICABLE LAW

The situs of the Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with laws prevailing in the Province of British Columbia. The parties hereto agree to attorn to the jurisdiction of the Courts of the Province of British Columbia.

16. ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

GLOBAL-WIDE PUBLICATION LTD.

Per:     Authorized Signatory

/s/ Robert Hoegler

ROBERT HOEGLER